Exhibit 5.1
February 4, 2010
Digital Angel Corporation
490 Villaume Avenue
South Saint Paul, MN 55075
Ladies and Gentlemen:
We have acted as counsel to Digital Angel Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (No. 333-164053) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), declared effective on January 7, 2010, the prospectus filed as part of the Shelf Registration Statement and dated December 29, 2009 (the “Base Prospectus”), and the prospectus supplement dated February 4, 2010, filed with the Commission under Rule 424(b)(2) of the Securities Act (the “Prospectus Supplement”), relating to the proposed offering of up to (i) 3,385,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), (ii) warrants to purchase up to 1,354,000 shares of the Company’s common stock (the “Warrants”), and (iii) shares of the Company’s common stock issuable upon exercise of the Warrants (the “Warrant Shares”).
In our capacity as counsel, we have reviewed originals or copies identified to our satisfaction of the following documents:
(a)	The Shelf Registration Statement;

(b)	The Base Prospectus;

(c)	The Prospectus Supplement;

(d)	The Certificate of Incorporation of the Company, including all amendments thereto, and the Amended and Restated Bylaws of the Company;

(e)	The Securities Purchase Agreement between the Company and select investors dated February 4, 2010 (the “SPA”);

(f)	The Form of Warrant; and

(g)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In rendering our opinion set forth herein, we have assumed, without independent investigation:
(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies; and

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.
Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares and the Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Shelf Registration Statement, Base Prospectus, Prospectus Supplement and SPA, will be validly issued, fully paid and nonassessable, and that upon exercise of the Warrants from time to time (as the case may be), in accordance with the terms of the Warrants, the Warrant Shares to be issued to the holders will be duly authorized, validly issued, fully paid, and non-assessable.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.
We are members of the Bar of the State of Minnesota and do not purport to express any opinion as to any laws other than the laws of the State of Minnesota or the federal laws of the United States of America, and we assume with your permission that the laws of the State of Delaware are the same as the laws of the State of Minnesota. In addition, we assume with your permission that the present offering of securities will not be aggregated or integrated for any purpose with any past sale of securities by the Company.
We understand that this opinion is to be used in connection with the Shelf Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Winthrop & Weinstine, P.A.
Winthrop & Weinstine, P.A.